Exhibit 99.1

AMBIENT CLOSES $7.5 MILLION PRIVATE PLACEMENT

Company Continues to Strive Towards Objectives Set Forth in 2007 Annual Meeting of Stockholders

Boston, MA, August 1, 2007 - Ambient Corporation (OTCBB: ABTG), a leader in Broadband over Power Lines (BPL) solutions, today announced that it has closed on a private placement to an institutional investor of $7.5 million in principal amount of its newly issued 8% Senior Secured Convertible Note.

The institutional investor in this funding originally advanced Ambient a $4 million bridge loan that was announced on June 4, 2007, and has now rolled the short-term loan into a three-year Convertible Note. The Note is convertible into Ambient stock at $0.075.

Pursuant to the agreement, the Note matures on July 31, 2010, and requires no repayment of principal until the maturity date. Interest on the note does not begin accruing until July 2008; with first quarterly interest payment due in September 2008.

Commenting on the raise, John J. Joyce, President and CEO of Ambient, stated, “This investment allows Ambient to continue advancing our deployments while meeting the goals and objectives set forth in our 2007 Annual Meeting of Stockholders.”

The 8% Senior Secured Convertible Note is secured by a lien on Ambient’s assets, and as part of the terms of this transaction, the investor received warrants to purchase shares of Ambient’s common stock at per share exercise prices of $0.075 and $0.06.

Additional information relating to the Senior Secured Convertible Notes, the warrants, and related matters were included in Ambient’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2007.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offer and sale by Ambient of the securities described herein has not been registered under the Securities Act of 1933, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Ambient Corporation

Ambient is a pioneer in the Broadband over Power Lines (BPL) industry and is engaged in the design, development and marketing of patented, FCC-certified BPL equipment and technologies. Ambient utilizes proprietary technology and in-depth industry experience to provide optimal solutions for Smart Grids and the Broadband Access and In-Premise markets. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTG). Visit Ambient at www.ambientcorp.com.

This press release contains forward-looking statements that involve substantial uncertainties and risks.  These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and the broadband over power lines (“BPL”) market specifically, changes in technology, legislative or regulatory changes that affect us, the availability of working capital, changes in costs and the availability of goods and services, the introduction of competing products, the market acceptance of our technology and related solutions, changes in our operating strategy or development plans, our ability to attract and retain qualified personnel, and changes in our acquisition and capital expenditure plans, and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient is a trademark of Ambient Corporation registered in the U.S. Patent and Trademark Office.

MEDIA CONTACT:

Ambient Corporation

Anna E. Croop

Director of Corporate Communications

(617) 614-6739

acroop@ambientcorp.com